EXHIBIT 10.1

THIS NOTE AND THE COMMON STOCK ISSUABLE UPON ITS CONVERSION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED TO AN "ACCREDITED INVESTOR" (AS SUCH TERM IS DEFINED IN THE RULES AND REGULATIONS PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED) IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

ZAP

AMENDED AND RESTATED
SENIOR SECURED CONVERTIBLE PROMISSORY NOTE DUE 2016

No. _____	$20,679,069.00

This Amended and Restated Senior Secured Promissory Note Due 2016 (the "Note") of ZAP, a California corporation (the "Company") replaces and supersedes, in its entirety, that certain Amended and Restated Senior Secured Convertible Promissory Note Due 2015 of the Company ("Original Note").

ZAP, a California corporation (the “Company”), for value received, hereby promises to pay to China Electric Vehicle Corporation, a British Virgin Island company, or its registered assigns (the "Holder"), the principal sum of NINETEEN MILLION DOLLARS ($19,000,000.00) (the “Original Principal Amount”), or if less, the aggregate outstanding principal amount of the Note, on December 31, 2016 (or, if earlier, the date the Note becomes automatically due and payable upon the occurrence of an Event of Default), (the "Maturity Date") and to pay interest equal to ONE MILLION SIX HUNDRED SEVENTY-NINE THOUSAND SIXTY-NINE DOLLARS ($1,679,069) (the "Accrued Interest" and, together with the Original Principal Amount, the "Principal").

Commencing on August 12, 2013, additional interest (the "Additional Interest") shall accrue on the outstanding amount of unpaid Principal at a rate equal to 8% per annum (the "Additional Interest Rate"), computed on the basis of the actual number of days elapsed and a year of three hundred sixty five (365) days.  Within ten (10) calendar days following the end of each fiscal quarter, the Company shall pay Holder the Additional Interest accrued during such fiscal quarter by issuing the Holder or a party designated by the Holder, the number of shares of the Company's Common Stock equal to (i) the Additional Interest accrued during such fiscal quarter divided by (ii) the average of the Closing Prices for each trading day during such fiscal quarter ending on (and including) the last Trading Day of such fiscal quarter.  The Additional Interest Rate may be amended from time to time with the written consent of the Holder and the Company. The parties agree in good faith to evaluate the Additional Interest Rate on a quarterly basis and amend this Note as necessary to maintain the Additional Interest Rate at current fair market value for a note of similar amount and duration.

Upon the Company's or Holder's election, the Company shall repay all or a portion of the outstanding principal amount of the Note, together with unwaived accrued and unpaid interest thereon, on or prior to the Maturity Date; provided that, if the Holder elects repayment prior to the Maturity Date, the Holder shall deliver ninety (90) days prior written notice to the Company and provided further, that the Maturity Date shall be deemed to be the date the Holder requires repayment by the Company.  The amount of the outstanding Principal and accrued interest to be paid and the forms of repayment shall be determined by the Holder.  If Holder elects for a partial repayment, this Note shall be reissued for the unpaid portion of the Principal amount.  Payment of this Note shall be made upon the surrender of this Note to the Company, at its chief executive office (or such other office within the United States as shall be designated by the Company to the holder hereof) (the "Designated Office"), in (i) cash in the form of United States dollars by check or wire transfer; provided that, if the Holder shall not have furnished wire instructions in writing to the Company on or prior to the third Business Day immediately prior to the date on which the Company makes such payment, such payment may be made by U.S. dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Company security register; (ii) repayment by shares of Jonway Stock pursuant to Section 1 hereof; (iii) repayment by shares of Company Common Stock pursuant to Section 2(a)(1) hereof; or (iv) transfer of assets of the Company, to be determined by the Holder, with an equivalent value to the sum of the Principal amount; provided that, the fair market value of the assets shall be determined an independent party or another third-party appraiser agreed to by the Company and the Holder. Capitalized terms used and not otherwise defined herein, shall have the respective meanings given to those terms in Section 6 hereof.

1.   Repayment in Jonway Stock.  Upon Holder's election at any time before 5:00 p.m., California time, on the third (3rd) Business Day prior to the Maturity Date, the Company shall, as soon as reasonably practicable but in no event later than three (3) Business Days of such election, repay any unpaid Principal of the Note, together with unwaived accrued and unpaid Additional Interest, in shares of the capital stock of Zhejiang Jonway Automobile Co., Ltd. ("Jonway") owned by the Company pursuant to the Acquisition Transaction (the "Jonway Stock").  In exchange for the outstanding Principal of this Note (or any portion of the Principal outstanding amount hereof that is an integral multiple of $1,000) (the "Repayment Amount"), for each multiple of $1,000, Holder shall receive 0.003743% of the Jonway Stock, by surrender of this Note, duly endorsed or assigned to the Company or in blank to the Company at the Designated Office, accompanied by written notice to the Company that the Holder hereof elects to receive the Repayment Amount in Jonway Stock.

2.   Conversion.

(a)

(1) The holder of this Note is entitled to elect, at any time before 5:00 p.m., California time, on the third (3rd) Business Day prior to the Maturity Date, to convert the outstanding Original Principal Amount of this Note (or any portion of the principal outstanding amount hereof that is an integral multiple of $1,000) together with unwaived accrued and unpaid Additional Interest (the "Conversion Amount"), into fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100 of a share) of the Company at the rate (or at the then current adjusted rate if an adjustment has been made as provided below) of 4,435 shares of Common Stock for each $1,000 of the Conversion Amount (such number of shares of Common Stock issuable for each $1,000 of Conversion Amount of the Note, which shall initially be 4,435, the "Conversion Rate") and the Accrued Interest into fully paid and nonassessable Common Stock (calculated as to each conversion to the nearest 1/100 of a share) of the Company at the rate (or at the then current adjusted rate if an adjustment has been made as provided below) of 4,000 shares of Common Stock for each $1,000 of Accrued Interest (such number of shares of Common Stock issuable for each $1,000 of Accrued Interest, which shall initially be 4,000, the "Accrued Interest Conversion Rate"). The Company shall cause any conversion pursuant to this Section 2(a)(1) to occur as soon as reasonably practicable and in no event later than three (3) Business Days after the holder of this Note has elected such conversion.  The term "Conversion Price" on any day shall equal $1,000 divided by the Conversion Rate in effect on such day.

(2) In the event that the conversion of this Note into shares of capital stock would require the Company and the Holder of this Note to file notification and report forms with the Federal Trade Commission and Antitrust Division of the Department of Justice (the "FTC") pursuant to the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), then the Holder of this Note and the Company agree (i) to use their best efforts to complete all applicable filings and provide all necessary information as required pursuant to the HSR Act, and (ii) such conversion of this Note into shares of capital stock shall not occur until such time as the required filings are made pursuant to the HSR Act and the required waiting periods have passed or early termination notifications have been granted by the FTC.

(3) The Company shall, if the Holder so elects, deliver the capital stock issuable upon conversion of this Note to any third party designated by the Holder, subject to compliance with Sections 2(f) and 7(c) — (g) hereof.

(b) The Conversion Rate and the Accrued Interest Conversion Rate will be subject to adjustment from time to time as follows:

(1) If the Company shall pay or make a dividend or other distribution to all or substantially all holders of its outstanding shares of Common Stock of the Company payable in Common Stock, the Conversion Rate in effect at the opening of business on the day following the Determination Date for such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date and the denominator shall be the sum of such number of shares of Common Stock and the total number of shares of Common Stock constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following such Determination Date.

(2) If the Company shall issue rights, options or warrants to all or substantially all holders of its Common Stock entitling them to subscribe for or purchase Common Stock (or securities convertible into shares of Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on the Determination Date for such distribution, the Conversion Rate in effect at the opening of business on the day following such Determination Date shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered (or into which the convertible securities so offered are convertible) for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on such Determination Date plus the number of shares of Common Stock so offered (or into which the convertible securities so offered are convertible) for subscription or purchase, such increase to become effective immediately after the opening of business on the day following such Determination Date. The Company will not issue any rights, options or warrants in respect of Common Stock held in the treasury of the Company.  Upon the expiration of any right, option or warrant to purchase Common Stock the issuance of which resulted in an adjustment to the Conversion Rate pursuant to this paragraph (2) of Section 2(b), if any such right, option or warrant shall expire and shall not have been exercised, the Conversion Rate shall immediately upon such expiration be recomputed to the Conversion Rate which would have been in effect had the adjustment of the Conversion Rate made upon the issuance of such right, option or warrant been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such right, option and warrant actually exercised.

(3) If the outstanding Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding Common Stock shall each be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced. Any such increase or reduction, as the case may be, shall become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(4) If the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, or other property (including securities, but excluding (i) any rights, options or warrants referred to in paragraph (2) of this Section 2(b), (ii) any dividend or distribution paid exclusively in cash, (iii) any dividend or distribution referred to in paragraph (1) of this Section 2(b) and (iv) any merger or consolidation to which Section 2(h) applies (the "Distributed Property")), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the Determination Date for such distribution by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (8) of this Section 2(b)) of the Common Stock on such Determination Date less the then fair market value (as determined in good faith by the Board of Directors of the Company in accordance with the provisions of this paragraph (4) of Section 2(b)) on the Determination Date of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on such Determination Date) and the denominator shall be such current market price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Determination Date; provided, however, that if the Distributed Property consists of shares of capital stock of a Subsidiary, the Company may, at its option and in lieu of the foregoing adjustment to the Conversion Rate, elect to make adequate provision so that the Holder shall have the right to receive upon conversion the amount of such shares of capital stock that the Holder would have received if the Holder had converted such Note on the record date. If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (4) by reference to the actual or when issued trading market for any securities constituting such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph (8) of this Section 2(b).

If the Company should adopt a shareholder rights plan (a "Rights Plan"), upon conversion of this Note into Common Stock, the holder of this Note will receive, in addition to the Common Stock, the rights described therein ( whether or not the rights have separated from the Common Stock at the time of conversion), subject to the limitations set forth in the Rights Plan. Any distribution of rights or warrants pursuant to the Rights Plan in compliance with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants pursuant to this Section 2(b).

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 2(b) (and no adjustment to the Conversion Rate under this Section 2(b) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 2(b). If any such right or warrant, including any such existing rights or warrants distributed prior to the original issue date of this Note, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section was made, (x) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (y) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

(5) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed as part of a distribution referred to in paragraph (4) of Section 2(b) or a merger or consolidation to which Section 2(h) applies), immediately after the close of business on such Determination Date, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the current market price per share of the Common Stock on the Determination Date minus the amount of such cash dividend or distribution applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding at the close of business on the Determination Date) and (ii) the denominator of which shall be equal to the current market price per share of the Common Stock on the Determination Date.

(6) In case of a tender offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock shall expire and such tender offer or exchange (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a board resolution), of the current market price per share of the Common Stock (determined as provided in paragraph (8) of this Section 2(b)) as of the last time tenders or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended) then, and in each such case, immediately prior to the opening of business on the day after the date of the last time (the "Expiration Time") tender's or exchanges could have been made pursuant to such tender or exchange offer (as it may be amended), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to (A) the product of (I)the current market price per share of Common Stock on the date of the Expiration Time multiplied by (II) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the date of the Expiration Time less (B) the combined tender and cash amount, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock as of the Expiration Time multiplied by (B)the number of shares of Common Stock outstanding (including any tendered or exchanged shares) as of the Expiration Time less the number of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to and any such maximum, being referred to as the "Purchased Shares").

(7) If and whenever on or after the date hereof, the Company issues or sells, or in accordance with this Section 2(b)(7) is deemed to have issued or sold, any shares of Common Stock, Options or Convertible Securities, except for an Excluded Security, for a consideration per share less than a price (the "Applicable Price") equal to either (i) in the case of the issuance or sale of shares of Common Stock, the lesser of $0.25 per share or the Conversion Price in effect immediately prior to such issue or sale or (ii) in the case of the issuance or sale of Options or other Convertible Securities, the Conversion Price in effect immediately prior to such issue or sale (the foregoing a "Dilutive Issuance"), then no adjustments pursuant to this Section

2(b)(7) shall be made so long as Jonway (x) remains solvent and continue to operate and pay its debts and obligations as they become due, (y) maintains operational manufacturing facilities and (z) continues to manufacture and sell at least five hundred (500) standard automobiles per calendar quarter either through its direct sales channel or indirect sales channel, provided further, that at any time any of the requirements of the foregoing proviso are not satisfied, the Holder shall, notwithstanding the foregoing proviso and in its sole discretion, have the right to exercise any of the rights provided for in this Note or to convert the Principal amount, and any unwaived accrued and unpaid interest (together, the "Conversion Amount") under this Note into the number of shares of the Company's Common Stock equal to the Conversion Amount divided by the average daily closing price of the Company's Common Stock as reported by OTC Markets for the ninety (90) day period immediately prior to such conversion.

(8) For the purpose of any computation under paragraphs (2), (4), (5) or (6) of this Section 2(b), the current market price per share of Common Stock on any date shall be calculated by the Company and be deemed to be the average of the daily Closing Prices for the five (5) consecutive Trading Days commencing ten (10) Trading Days before the earlier of (i) the day in question and (ii) the day before the "ex" date with respect to the issuance or distribution requiring such computation. For purposes of this paragraph, the term "ex date", when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

(9) No adjustment in the Conversion Rate shall be required unless such adjustment (plus any adjustments not previously made by reason of this paragraph (9)) would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.  All calculations under this Section 2 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

(10) The Company may make such increases in the Conversion Rate, for the remaining term of the Note or any shorter term, in addition to those required by paragraphs (1), (2), (3), (4), (5) and (6) of this Section 2(b) as it considers to be advisable in order to avoid or diminish any income tax to any holders of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.

(11) For purposes of this Section 2(b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(c) Whenever the Conversion Rate is adjusted as provided in Section 2(b), the Company shall compute the adjusted Conversion Rate in accordance with Section 2(b) and shall prepare a certificate signed by the chief financial officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and shall promptly deliver such certificate to the Holder.

(d) In case:

(1) the Company shall declare a dividend or other distribution on its Common Stock that would require any adjustment pursuant to Section 2(b); or

(2) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(3) of any reclassification of the Common Stock of the Company, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

(4) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

(5) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding Common Stock (or shall amend any such tender offer);

then the Company shall cause to be delivered to the Holder, at least twenty (20) days (or ten (10) days in any case specified in clause (1) or (2) above) prior to the applicable record, expiration or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, (y) the date on which the right to make tenders under such tender offer expires or (z) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (5) of this Section 2(d).

(e) The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Note, the full number of shares of Common Stock then issuable upon the conversion of this Note.

(f) Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of Common Stock on conversion of the Note.  The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of Common Stock in a name other than that of the holder of this Note, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

(g) The Company agrees that all Common Stock which may be delivered upon conversion of the Note, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable (and shall be issued out of the Company's authorized but unissued Common Stock) and, except as provided in Section 2(f), the Company will pay all taxes, liens and charges with respect to the issue thereof.

(h) In case of any recapitalization or reclassification of the Common Stock or other change of the outstanding shares of Common Stock (other than a change in par value, or as a result of a subdivision or combination covered by paragraph (3) of Section 2(b)), or any consolidation of the Company with any other Person, any merger of the Company into another Person or of another Person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock), or any conveyance, sale, transfer or lease of all or substantially all of the properties and assets of the Company (collectively, a "Capital Reorganization"), in each case as a result of which the holders of Common Stock are entitled to receive stock, other securities, other property, assets or cash (or any combination thereof) (collectively, "Reference Property") with respect to or in exchange for such Common Stock, then the Company or the Person formed by such Capital Reorganization, as the case may be, shall execute and deliver to the Holder of this Note a supplemental agreement providing that such Holder has the right thereafter, during the period this Note shall be convertible as specified in Section 2(a), to convert this Note only into the kind and amount of Reference Property receivable upon such Capital Reorganization by a holder of the number of shares of Common Stock of the Company into which this Note might have been converted immediately prior to such Capital Reorganization, assuming such holder of Common Stock of the Company (i) is not a Person with which the Company consolidated, into which the Company merged or which merged into the Company or to which any conveyance, sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (ii) failed to exercise its rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such Capital Reorganization. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in a recapitalization, reclassification, change, consolidation, merger, combination, sale, lease, assignment, conveyance or other transfer, the Company will make adequate provision whereby the Holder shall have the opportunity, on a timely basis, to determine the form of Reference Property into which this Note shall be convertible. The Company shall not become party to any such recapitalization, reclassification, change, consolidation, merger combination, sale, lease, assignment, conveyance or other transfer unless the terms of such transaction are consistent with the foregoing.  Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such supplemental agreement, shall be equivalent to the adjustments provided for in this Section 2.  The above provisions of this Section 2(h) shall similarly apply to successive Capital Reorganizations.  If this Section 2(h) applies to any event or occurrence, then the other provisions of Section 2(b) shall not apply.

(i) No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon conversion of this Note.  If any fractional share of stock otherwise would be issuable upon the conversion of this Note, the Company may elect to make an adjustment therefore in cash based upon the Closing Price of the Common Stock on the last Trading Day prior to the date of conversion, or in lieu of making such cash payment, the Company may elect to round up to the next whole share the number of shares of Common Stock to be issued to the Holder upon conversion.

(j) The Company (i) will effect all registrations with, and obtain all approvals by, all governmental authorities that may be necessary under any United States Federal or state law (including the Securities Act, the Exchange Act and state securities and Blue Sky laws) for the Common Stock issuable upon conversion of this Note to be lawfully issued and delivered as provided herein, and thereafter publicly traded (if permissible under the Securities Act) and qualified or listed as contemplated by clause (ii) (it being understood that the Company shall not be required to register the offer, sale or resale of Common Stock issuable on conversion hereof under the Securities Act except pursuant to the Registration Rights Agreement); and (ii) if required, will list the Common Stock required to be issued and delivered upon conversion of the Note, prior to such issuance or delivery. on each national securities exchange on which outstanding Common Stock is listed or quoted at the time of such delivery, or if the Common Stock is not then listed on any securities exchange. to qualify the Common Stock for quotation on the Nasdaq Stock Market or such other inter-dealer quotation system (including, without limitation, the OTC Bulletin Board). if any, on which the Common Stock is then quoted.

3.   Right to Require Repurchase.

(a) In the event that a Change in Control shall occur, then the Holder of this Note shall have the right, at such Holder's option, to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase this Note on the date such Change of Control occurs (the "Repurchase Date"), at a purchase price equal to the Repurchase Price (as hereinafter defined).  The Company agrees to give the Holder, in the manner provided in Section 7(b), of any Change in Control, promptly and in any event within ten (10) Trading Days prior to the occurrence thereof.

(b) To exercise a repurchase right, the Holder shall deliver to the Company on or before the second (2nd) day prior to the Repurchase Date, together with this Note, written notice of the Holder's exercise of such right, which notice shall set forth the name of the Holder, the Principal amount of this Note to be repurchased (and. if this Note is to be repurchased in part. the portion of the Principal amount thereof to be repurchased) and a statement that an election to exercise the repurchase right is being made thereby, Such written notice shall be irrevocable, except that the right of the Holder to convert this Note (or the portion hereof with respect to which the repurchase right is being exercised) shall continue until the close of business on the Trading Day prior to the Repurchase Date.

(c) In the event a repurchase right shall be exercised in accordance with the terms hereof, the Company shall pay or cause to be paid to the Holder the Repurchase Price in cash on the Repurchase Date in the manner set forth in the introductory paragraph to this Note.

(d) If this Note is to be repurchased only in part, it shall be surrendered to the Company at the Designated Office (with, if the Company so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or his attorney duly authorized in writing), and the Company shall execute and make available for delivery to the Holder without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate Principal amount equal to and in exchange for the unrepurchased portion of the Principal of the Note so surrendered.

(e) For purposes of this Section 3:

(1) The term "beneficial owner" shall be determined in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.

(2) A "Change in Control" shall be deemed to have occurred at the time, after the original issuance of this Note, of:

(i) the acquisition by any Person or group (within the meaning of the Exchange Act and the rules of the Commission thereunder as in effect on the date hereof) of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such Person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors (any shares of voting stock of which such Person is the beneficial owner that are not then outstanding being deemed outstanding for purposes of calculating such percentage) other than any such acquisition by the Company or any employee benefit plan of the Company; or

(ii) any consolidation or merger of the Company with or into, any other Person, any merger of another Person with or into the Company, or any conveyance, transfer, sale, lease or other disposition of all or substantially all of the assets of the Company to another Person (other than (a) any such transaction pursuant to which holders of Common Stock immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving Person immediately after such transaction and (b) any merger (x) which does not result in any reclassification, conversion, exchange or cancellation of outstanding Common Stock or (y) which is effected solely to change the jurisdiction of incorporation of the Company and results in a reclassification, conversion or exchange of outstanding Common Stock into solely shares of common stock); or

(iii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Company by Persons who were neither (i) nominated by the board of directors of the Company nor (ii) appointed by directors so nominated.

(3) The "current market price" of a share of Common Stock shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the Repurchase Date.

(4) "Repurchase Price" means the sum of (a) 100% of the Principal amount of this Note and (b) all accrued and unpaid interest on this Note to the date of payment.

4.   Certain Covenants.  This Note is entitled to the benefits of the covenants set forth in the Securities Purchase Agreement.

5.   Events of Default.

(a) "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) (A) default in the payment of any principal on this Note when due or (B) default in the payment of any interest upon this Note when it becomes due and payable, and continuance of such default for a period of three (3) days; or

(2) default by the Company in the performance of its obligations in respect of any conversion of this Note (or any portion hereof) in accordance with Section 2 for a period of five (5) days; or

(3) failure by the Company to give any notice of a Change of Control required to be delivered in accordance with Section 5(a); or

(4) (A) default in the performance, or breach of the representations or covenants of the Securities Purchase Agreement or (B) default in the performance, or breach, of any other covenant of the Company under any Transaction Document (other than a covenant, a default in the performance or breach of which is specifically dealt with elsewhere in this Section 5(a)) and continuance of such default or breach for a period of ten (10) days; or

(5) any breach or default by or of the Company occurs under any document, instrument or agreement to which it is a party or by which it or any of its properties is bound, relating to any Indebtedness having a principal amount (individually or in the aggregate) in excess of $100,000, if the maturity of or any payment with respect to such Indebtedness is or may be accelerated or demanded due to such breach; or

(6) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order stayed and in effect for a period of thirty (30) consecutive days; or

(7) the commencement by the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company, or the filing by either the Company of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of the property of the Company, or the making by either the Company of an assignment for the benefit of creditors, or the admission by either the Company in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(8) any representation, warranty or other written statement of the Company made in connection with any Transaction Document or the transactions contemplated thereby is incorrect or misleading in any material respect when made, or deemed made, or given; Or

(9) at any time after the execution and delivery thereof (A) this Note or any Transaction Document ceases to be in full force and effect (other than upon satisfaction of the Company's obligations thereunder) or shall be declared null and void or the Holder shall not have or shall cease to have a valid and perfected lien in any collateral purported to be covered by the Transaction Documents with the priority required by such Transaction Document or (B) the Company shall contest the validity or enforceability of any Transaction Document in writing or deny in writing that it has any further liability under any Transaction Document.

(b) If an Event of Default occurs and is continuing for a period of thirty (30) days, the Original Principal Amount shall accrue interest at the Interest Rate until the Event of Default is cured.  If an Event of Default (other than an Event of Default specified in Section 5(a)(6) or 5(a)(7)) occurs and is continuing for a period of thirty (30) days, then in every such case the Holder of this Note may declare the Principal hereof (or, if there is at such time more than one holder, holders of least twenty-five percent (25%) of the outstanding Principal amount of all then outstanding securities of the same series as this Note) may declare the Principal amount of this Note and all other such securities then outstanding to be due and payable immediately, by a notice in writing to the Company, and upon any such declaration such principal and all accrued interest thereon shall become immediately due and payable. For purposes of the immediately preceding sentence, “securities of the same series" shall mean collectively this Note and any notes issued upon a Transfer of a portion of this Note.  If an Event of Default specified in Section 5(a)(6) or 5(a)(7) occurs and is continuing with respect to the Company, the Principal of, and accrued interest on, this Note shall ipso facto become immediately due and payable without any declaration or other act of the holders.

(c) The Company will give the Holder of this Note notice, promptly and in any event within three (3) days of the occurrence thereof, of any Event of Default or Default. Such notice shall be given in the manner provided in Section 7(b).

6.   Definitions. Capitalized terms used in this Note and not otherwise defined have the meanings given to them in the Securities Purchase Agreement.  Unless otherwise defined in this Note, the following capitalized terms shall have the following respective meanings when used herein:

"Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Approved Stock Plan” means the Company's 2008 Equity Compensation Plan, 2007 Equity Compensation Plan, 2006 Incentive Stock Plan, 2002 Incentive Stock Plan, 1999 Incentive Stock Plan, as may be amended from time to time, or any employee benefit plan, stock grant, stock option or purchase plan, or stock option exchange plan or other employee stock incentive or similar agreement approved by the Board of Directors of the Company and the Holder in writing pursuant to which the Company's securities may he issued to any officers, directors, or employees of, or consultants to, the Company for services provided thereto.

"Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which the banking institutions in California are authorized or obligated by law or executive order to close or be closed.

"Closing Price" means, with respect to the Common Stock of the Company, for any day, the reported last sale price per share on the Nasdaq Stock Market, or, if the Common Stock is not admitted to trading on the Nasdaq Stock Market, on the principal national securities exchange or inter-dealer quotation system (including, without limitation, the OTC Bulletin Board) on which the Common Stock is listed or admitted to trading, or if not admitted to trading on the Nasdaq Stock Market, or listed or admitted to trading on any national securities exchange or inter-dealer quotation system, the closing bid price per share in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

"Commission” means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Exchange Act or the Securities Act, whichever is the relevant statute for the particular purpose.

"Common Stock” means the Common Stock, no par value per share, of the Company authorized at the date of this instrument as originally executed.  Subject to the provisions of Section 2, shares issuable on conversion of this Note shall include only Common Stock or shares of any class or classes of common stock resulting from any reclassification or reclassifications thereof; provided, however, that if at any time there shall be more than one such resulting class, the shares so issuable on conversion of this Note shall include shares of all such classes, and the shares of each such class then so issuable shall he substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

"Conversion Price” has the meaning given to such term in Section 2(a).

"Conversion Rate" has the meaning given to such term in Section 2(a).

"Convertible Securities" means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for Common Stock.

"Default" means any event that with the giving of notice or the passage of time, or both, would become an Event of Default.

"Determination Date" means, in the case of a dividend or other distribution, including the issuance of rights, options or warrants, to shareholders, the date fixed for the determination of shareholders entitled to receive such dividend or other distribution and, in the case of a tender offer, the last time that tenders could have been made pursuant to such tender offer.

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Excluded Security" means: (i) any Common Stock issued or issuable in connection with any Approved Stock Plan or to vendors or service providers that have a relationship with the Company as of the date hereof, provided that the aggregate number of shares issued or issuable in connection with any Approved Stock Plan and issued or issuable to such vendors and service providers shall not exceed 30 million shares; (ii) any Common Stock issued or issuable to Steven

Schneider in accordance with Section 4.25 of the Securities Purchase Agreement; (iii) any Common Stock issued or issuable upon conversion of the Note or the exercise of the warrants issued to Holder pursuant to the Purchase Agreement; (iv) any Common Stock issued or issuable upon conversion of any Options or Convertible Securities (other than any Options issued pursuant to an Approved Stock Plan) which are outstanding on the day immediately preceding the date hereof, provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date of issuance of this Warrant; (v) any Common Stock issued or issuable in connection with any reorganization, recapitalization, merger, consolidation, acquisition, joint venture or strategic relationship, or any other non-capital raising transaction; (vi) up to 40,000,000 shares of Common Stock or Convertible Securities or Options convertible into up to 40,000,000 shares of Common Stock to any single third party (or affiliated or related entity) within any given twelve (12) month period; or (vii) any Common Stock issued or issuable in other transactions so long as the aggregate consideration payable in all such transactions does not exceed $8,000,000 during any twelve (12) month period.

"Holder" means the holder of this Note.

"Interest Rate" means a rate per annum of 8%.

"Options" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

"Person" shall mean an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a governmental authority.

"Repurchase Date" has the meaning given to such term in Section 2(a) hereof.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Purchase Agreement" means the Senior Secured Convertible Note and Warrant Purchase Agreement, dated as of the date hereof, between the Company and Holder, as amended, restated, modified or otherwise supplemented from time to time.

"Subsidiary" shall mean (a) any corporation of which more than 50% of the issued and outstanding equity securities having ordinary voting power to elect a majority of the board of directors of such corporation is at the time directly or indirectly owned or controlled by the Company, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interests having the power to vote, direct or control the management of such partnership, joint venture, limited liability company or other association is at the time directly or indirectly owned and controlled by the Company, and (c) any other entity included in the financial statements of the Company on a consolidated basis.

"Trading Day" means (i) if the Common Stock is admitted to trading on the Nasdaq Stock Market or any other system of automated dissemination of quotations of securities prices, a day on which trades may be effected through such system; (ii) if the Common Stock is listed or admitted for trading on the New York Stock Exchange or any other national securities exchange, a day on which such exchange is open for business; or (iii) if the Common Stock is not admitted to trading on the Nasdaq Stock Market or listed or admitted for trading on any national securities exchange or any other system of automated dissemination of quotation of securities prices, a day on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

7.   Other.

(a) No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest, if any, on this Note at the times, places and rate, and in the coin or currency herein prescribed or to convert this Note as herein provided.

(b) The Company will give prompt written notice to the Holder of any change in the location of the Designated Office.  Any notice to the Company or to the Holder shall be given in the manner set forth in the Securities Purchase Agreement, provided that the Holder, if not a party to the Agreement, may specify alternative notice instructions to the Company.

(c) The transfer of this Note is registrable on the register maintained by the Company upon surrender of this Note for registration of transfer at the Designated Office, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new notes, of authorized denominations and for the same aggregate Principal amount, will be issued to the designated transferee or transferees. Such notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  No service charge shall be made for any such registration of transfer, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.  Prior to due presentation of this Note for registration of transfer, the Company and any agent of the Company may treat the Person in whose name this Note is registered as the owner thereof for all purposes, whether or not this Note be overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

(d) This Note and the Common Stock issuable upon conversion of this Note have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction.  Neither this Note nor the Common Stock issuable upon conversion of this Note nor any interest or participation herein may be reoffered, sold, assigned, transferred, pledged, encumbered or otherwise disposed of (a "Transfer") in the absence of such registration or unless such transaction is exempt from, or not subject to, registration.  The Holder by its acceptance of this Note or the Common Stock issuable upon conversion of this Note agrees that it shall not offer, sell, assign, transfer, pledge, encumber or otherwise dispose of this Note or any portion thereof or interest therein (other than with respect to a Transfer pursuant to a registration statement that is effective at the time of such Transfer) only (a) to the Company, or (b) pursuant to an available exemption from registration, and in the case of (b) above in which the transferor furnishes the Company with such certifications, legal opinions or other information as the Company may reasonably request to confirm that such transfer is being made pursuant to an exemption from, in a transaction not subject to, the registration requirements of the Securities Act. Notwithstanding the foregoing, Holder shall have the right, in its sole discretion, to assign or transfer this Note to an affiliated company of Holder within sixty (60) days of the date hereof.

(e) Upon presentation of this Note for registration of transfer at the office of the Company specified herein accompanied by (i) certification by the transferor that such transfer is in compliance with the terms hereof and (ii) by a written instrument of transfer in a form approved by the Company executed by the registered holder, in person or by such holder's attorney thereunto duly authorized in writing, and including the name, address and telephone and fax numbers of the transferee and name of the contact person of the transferee, such Note shall be transferred on the Note register, and a new Note of like tenor and bearing the same legends shall be issued in the name of the transferee and sent to the transferee at the address and do the contact person so indicated.

(f) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in the case of loss, theft or destruction, receipt of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of such Note, if mutilated, the Company will deliver a new Note of like tenor and dated as of such cancellation, in lieu of such Note.

(g) Such Holder makes the representations and warranties set forth in Section III of the Securities Purchase Agreement.

(h) Neither this Note nor any term hereof may be amended or waived except by a writing signed by the Holder and the Company.

(i) Notwithstanding anything herein to the contrary, if at any time the Interest Rate applicable to the Note, together with all fees, charges and other amounts that are treated as interest the Note under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") that may be contracted for, charged, taken, received or reserved by the Holder in accordance with applicable law, the rate of interest payable in respect of the Note hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of the Note, but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Holder in respect of other Notes shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon [at the rate of 6.25% per annum to the date of repayment], shall have been received by the Holder.

(j) All payments made by the Company under this Note shall be made by the Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings, In addition, the Holder shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Note.  Upon request by the Holder, the Company shall furnish evidence satisfactory to the Holder that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(k) The provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Company without the prior written consent of Holder.

(l) This Note shall be governed by and construed in accordance with the internal laws of the State of California.

(signature page follows)

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

Dated:   July 30, 2015

ZAP,
a California corporation

By:  /s/ Alex Wang
Title: Co-Chief Executive Officer

ACCEPTED AND AGREED:

CHINA ELECTRIC VEHICLE CORPORATION,
a British Virgin Island Company

By:  Cathaya Capital G.P., Its General Partner

By Cathaya Capital Co., Ltd., Its General Partner

By:           /s/ Priscilla Lu
Name:  Priscilla Lu
Title:  Director

ELECTION OF HOLDER TO REQUIRE REPURCHASE

1.   Pursuant to Section 3(a) of this Note, the undersigned hereby elects to have all or a portion of this Note repurchased by the Company.

2.   The undersigned hereby directs the Company to pay [choose one] (a) it or (b) Name: ________________________; address: _____________________; Social Security or Other Taxpayer Identification Number, if any: ______________________, an amount in cash equal to the Repurchase Price, as provided herein.

Dated: ______________________

China Electric Vehicle Corporation
A British Virgin Island Company

By: ________________________
Name: ______________________
Title: _______________________

[Number of shares of Common Stock
owned by the holder and its affiliates:   ____________________

Principal amount to be repurchased
(an integral multiple of $1,000):        ________________________

Remaining principal amount following
such repurchase (not less than $1,000):   ____________________

NOTICE: The signature to the foregoing Election must correspond to the name as written upon the face of this Note in every particular, without alteration or any change whatsoever.

CONVERSION NOTICE

The undersigned holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is an integral multiple of $1,000) below designated, into Common Stock in accordance with the terms of this Note, and directs that such shares, together with a check in payment for any fractional share and any Note representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If Common Stock or Notes are to be registered in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Dated:  ______________________

China Electric Vehicle Corporation
A British Virgin Island Company

By: ________________________
Name: ______________________
Title: _______________________

If shares or Notes are to be registered in the name of a Person other than the holder, please print such Person's name and address:

Name ____________________________

Address   _________________________

    ________________________________________________
Social Security or other Taxpayer Identification Number, if any

If only a portion of the Notes is to be converted, please indicate:

1 .         Principal amount to be converted: $  _______________________

2 .         Principal amount and denomination of Note representing unconverted principal amount to be issued:

Amount: $   ____________________

Denominations: $______________  (any integral multiple of $1,000)